                           CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly report of Clean Water Technologies, Inc. &
Subsidiaries (the "Company") on Form 10-QSB for the period ending September 30,
2003, as filed with the Securities and Exchange Commission on the date hereof
(the "Report"), I, Laurie C. Scala, Chief Executive Officer and Chief Financial
Officer of the Company, certify to the best of my knowledge, pursuant to 18
U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, that:

  (1)  The Report fully complies with the requirements of section 13(a) or 15(d)
       of the Securities Exchange Act of 1934; and

  (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
       Company.

  /s/ Laurie C. Scala
      Laurie C. Scala
      Chief Executive Officer & Chief Financial Officer

November 7, 2003